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                                                                    EXHIBIT 4.29

                              CERTIFICATE OF TRUST

                                       OF

                                   PH TRUST I

         THIS CERTIFICATE OF TRUST of PH Trust I (the "Trust"), dated as of April __, 2002, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

         1. Name. The name of the business trust being formed hereby is "PH Trust I."

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Bank One Delaware, Inc., Three Christina Center, 201 North Walnut Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.


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          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

                                     BANK ONE TRUST COMPANY,
                                     National Association,
                                     as Property Trustee

                                     By:      /s/  John Prendiville
                                              --------------------------
                                              Name:  John Prendiville
                                              Title:    Authorized Officer


                                     BANK ONE DELAWARE, INC.,
                                     as Property Trustee


                                     By:       /s/ John Prendiville
                                              --------------------------
                                              Name:  John Prendiville
                                              Title:    Authorized Officer


                                     BRUCE ROBINSON,
                                     as Regular Trustee

                                     By:      /s/  Bruce Robinson
                                              --------------------------
                                              Name:  Bruce Robinson